U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No.2

to

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

China Rising I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2419965
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1325 Avenue of the Americas, Suite 2800 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 213-1915

Facsimile number: (212) 202-5295

Copies to:

Lance Jon Kimmel, Esq.

SEC Law Firm

11693 San Vicente Boulevard, Suite 357

Los Angeles, CA 90049

Telephone Number: (310) 557-3059

Facsimile Number: (310) 388-1320

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

                Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our” or “us” means China Rising I, Inc. Our principal place of business is located at 1325 Avenue of the Americas, Suite 2800, New York, New York 10019 and our telephone number is (646) 213-1915.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Introduction

China Rising I, Inc. (the Company”, “we”, “us” or “our”) was organized to identify and evaluate and, if such evaluate warrants, negotiate and consummate a transaction pursuant to which we will acquire, merge with, combine with or engage in a similar transaction with, a privately-owned company that is seeking the perceived advantages of being a publicly held corporation in the United States. Collectively, we refer to such a transaction as a “business combination” and we refer to the company with which we would engage in a business combination as the “target company”. Our principal strategic objective for the next 12 months and beyond will be to achieve long-term growth potential and stockholder value through a business combination with a target company, rather than focusing on short-term earnings or operating a business of our own. If a business combination is consummated, we expect that there will be a change of control of the Company.

The Company was incorporated in the State of Delaware on February 16, 2010.  Since inception, we have been engaged primarily in organizational efforts.  Our fiscal year ends on December 31. Our offices are located at 1325 Avenue of the Americas, Suite 2800, New York, New York 10019 and our telephone number is (646) 213-1915.

Our Business Model

          Evaluating Target Companies

We will look for potential target companies in a broad range of industries and we may engage in a business combination with any type of business. We intend to focus on target companies that are located or operate exclusively or primarily in the People’s Republic of China (“China”), although, under certain circumstances, we would consider a business combination with a company located or operating in a different country. The circumstances under which we would consider a business combination with a Company located or operating in a country other than China would be primarily those situations where we are unable to locate a suitable business combination candidate in the China or in response to a change in interest on the part of U.S. investors in investing in China such that such a business combination would no longer be considered advantageous to us.

The analysis of target companies and the business opportunities they may present to us will be undertaken by or under the supervision of the Company’s sole officer and director, Crocker Coulson.  As of this date, we have not entered into any definitive agreement with any target company or any other party, but Mr.Coulson, through another business he operates, CCG Financial Advisors (Hong Kong), Ltd., has held discussions with two potential target companies with whom we might engage in a  business combination. Discussions with one of these potential target companies have terminated. Early-stage discussions with the other potential target company and some basic due diligence has been undertaken and are continuing. No assurance can be given that we will consummate a transaction with this target company or any target company. We have unrestricted flexibility in seeking and analyzing target companies, and structuring and negotiating a business combination. In our efforts to analyze potential target companies, we consider numerous factors, including the following:

  Potential for growth, indicated by new technology, existing brand name recognition, market penetration, anticipated market expansion and/or new products;
  Competitive position as compared to other businesses of similar size and experience within the industry segment as well as within the industry as a whole;
  Strength and diversity of the target company’s management, either in place or scheduled for recruitment;
  Capital requirements and anticipated availability of required funds, to be provided by the Company, from operations of the target company, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
  The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;
  The extent to which the target company’s business opportunity can be advanced by means of the business combination;
  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
  Other relevant factors based on industry, geopolitical, market and other considerations.

In applying the foregoing criteria, no one of which will be controlling, we will attempt to analyze all facts and circumstances and make a determination based upon reasonable investigative measures, due diligence and available data. Potentially available business opportunities may occur in many different industries, and target companies may be at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. However, due to our limited capital available for investigation and due diligence, we may not discover or adequately evaluate adverse facts about a target company. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a target company and potential business combination, we will conduct as extensive a due diligence review of potential target companies as is reasonably possible given the relative lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such endeavors. We expect that our due diligence will encompass, among other things, meetings with the potential target company’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information, and agreements, to the extent they are made available to us.

This due diligence review will be conducted by our management and/or unaffiliated third parties, including professionals, who we may engage. Despite such efforts, our limited funds and the lack of our having full-time management will likely make it impractical to conduct a complete and exhaustive investigation and analysis of a target company before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds and personnel available to us, would be suitable in analyzing a target company. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors, directors and officers or other affiliates or agents of the target company, and we may not be able to ascertain the accuracy or completeness of all such information that is provided to us. We will also face competitive pressures in identifying target companies and negotiating and consummating a business combination. See “Competitive Factors” below.

          Form of Business Combination

The manner in which we structure a business combination will depend upon numerous factors, including the nature of the opportunity, the respective needs and desires of the Company and the target company, the relative negotiating strength of the Company and the target company, and certain legal and regulatory considerations. Typical forms of business combinations include statutory mergers, stock purchases, share exchanges and asset purchase transactions. However, it is likely that, in engaging in a business combination with a target company, we will issue shares of our Common Stock or other securities to the stockholders of the target company as sole or partial consideration.

Although the terms of any business combination cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business (the target company) own 80% or more of the voting stock of the surviving entity at the conclusion of the transaction. If a business combination were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, our then-existing stockholders in the aggregate would in such circumstances retain 20% or less of the total issued and outstanding shares of the Company upon the consummation of the business combination. Depending upon the relative negotiating strength of the parties, our then-existing stockholders may retain substantially less than 20% of the total issued and outstanding shares of the Company upon the consummation of the business combination. It is likely that as a result of a business combination, however it is structure, our then-existing stockholders would incur substantial additional dilution in their percentage ownership of the Company compared to their ownership percentage prior to the business combination.

Currently, we have one stockholder, Crocker Coulson, who holds all of the issued and outstanding Common Stock of the Company.  Mr. Coulson, who is also our sole director and officer, will probably not retain control of a majority of the voting securities of the Company following a business combination. Additionally, as part of a business combination with a target company, it is likely that all or a majority of our directors then serving may resign, and one or more new directors may be appointed without any vote by stockholders. This is likely to result in a change of control of the Company.

Depending upon the way the business combination is structured, it may be accomplished upon the sole determination of our then-serving directors without any vote or approval by our stockholders. However, in the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary under Delaware law to call a stockholders’ meeting and obtain the approval of the holders of a majority of our voting securities outstanding on the record date. Should it be necessary to obtain such stockholder approval, there could be a delay and additional expense involved in approving the proposed business combination. Additionally, such a structure will also likely give rise to certain appraisal rights to dissenting stockholders under Delaware law. For these and other reasons, our management will likely seek to structure any business combination so as not to require stockholder approval or trigger appraisal rights in favor of dissenting stockholders.

The time and costs required to identify, select and conduct due diligence on a target company and to structure, negotiate, document and consummate a business combination cannot presently be ascertained with any degree of certainty.  However, such efforts will require substantial management time and attention and substantial cost for accountants, attorneys and others. Any costs incurred with respect to the identification and evaluation of a target company and potential business combination that is not ultimately completed will result in unrecoverable expenses to us.  Finally, there can be no assurance that any business combination which is consummated will be on terms that are favorable to us and our stockholders.

Competition

We are in a highly competitive market for a relatively small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, a minor participant in the business of seeking business combinations with target companies. A large number of established and well-financed entities, including small public companies, private equity firms, hedge funds and venture capital firms, are active in mergers and acquisitions of companies that may be suitable target companies for us.  Nearly all of these entities with which we would compete for target companies have significantly greater financial resources, technical expertise and managerial capabilities than we do.  Additionally, we will be competing with other companies who have a similar business model to ours, including special purpose acquisition companies (SPACs) and other strategic acquirers.  Consequently, we will face stiff competition and may be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination with a target company. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination on favorable terms or at all.

Certain Regulatory Matters

Based on the current and proposed business activities described above, the Company is a “blank check” company. The Securities and Exchange Commission (the “SEC”) defines a blank check company as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”

Pursuant to Rule 12b-2 under the Exchange Act, the Company is also a “shell company” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. We do not intend to undertake any efforts to cause a market to develop in our securities, either equity or debt, until we have successfully consummated a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

Employees

We presently have no employees apart from our management. Our sole director and officer, Crocker Coulson, is engaged in outside business activities and anticipates that he will devote to our business very limited time until a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incidental to a business combination.

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves a high degree of risk.

Risks Related to our Business

We have a limited operating history.

We have a limited operating history and no revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have no significant assets and limited financial resources. We will, in all likelihood, continue to incur operating expenses without corresponding revenues, at least until the consummation of a business combination with a target company. This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business. We may not be able to identify a suitable target company and consummate a business combination on favorable terms to us or at all. If we do consummate a transaction, the target company may not be profitable at the time of its acquisition by us or ever. The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company.

We have incurred, and are likely to continue to incur, losses.

We have had limited operating activities since inception and we expect to incur losses at least until we complete a business combination and perhaps thereafter.

We may not successfully consummate a business combination.

We may not successfully identify and evaluate a suitable target company or conclude a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, due to our limited financial and personnel resources, cultural and linguistic differences or other factors, we may not ascertain or assess all significant risk factors in a business combination. We may not be able to negotiate any business combination on favorable terms or at all.

There is significant competition for companies that are suitable for a business combination.

We are in a highly competitive market for a relatively small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, a minor participant in the business of seeking business combinations with target companies. A large number of established and well-financed entities, including small public companies, private equity firms, hedge funds and venture capital firms, are active in mergers and acquisitions of companies that may be suitable target companies for us.  Nearly all of these entities with which we would compete for target companies have significantly greater financial resources, technical expertise and managerial capabilities than we do.  Additionally, we will be competing with other companies who have a similar business model to ours, including special purpose acquisition companies (SPACs) and other strategic acquirers.  Consequently, we will face stiff competition and may be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination with a target company. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination on favorable terms or at all.

We have not conducted any market research, which may adversely affect our ability to identify a target company.

We have not conducted any market research concerning prospective business opportunities, favorable industries or leading businesses in different market niches, nor have others made the results of such market research available to us. Therefore, there may be inadequate market demand for a business combination or any target company we may select. Mr. Coulson has not yet identified any specific target company for formal evaluation by us. Consequently, it is possible that after the expenditure of significant time and money to identify and conduct due diligence on a target company, we may be unable to finance the business combination or finance the Company following the consummation of a business combination.  Conventional private or public offerings of securities or conventional bank financing may not be available to us in connection with our business model now or ever.

Our business model is risky because it does not offer the benefits of diversification and, if successful, will likely result in a change of control.

We anticipate that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our plan to offer a controlling interest to a target company in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We have not identified a specific potential target company and there are no existing agreements for a business combination at this time.

Despite early-stage discussions and some basic due diligence with one potencial target company; have no arrangement, agreement or understanding, in principle or otherwise, to engage in a business combination with an identified target company. We have not identified any particular industry or specific business within an industry for evaluation. We have virtually unrestricted flexibility in identifying and selecting a prospective target company at any stage of development. Consequently, there is a risk that funds invested in our securities will not, in turn, be invested in a company with active business operations.

We may incur substantial debt which could adversely affect our financial condition.

We intend to use reasonable efforts to complete a business combination with an operating target company. The consummation of any business combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products and personnel of the acquired company and the possibility of insufficient revenues to offset increased expenses associated with the acquisition. Failure to manage and successfully integrate acquisitions we make could adversely affect our business, strategy and operating results in a material way. Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which could adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on such debt, which will reduce the amount available to fund working capital, capital expenditures and general corporate purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests; and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

We may not be able to raise additional capital as it is needed to fund our operations.

We have limited financial resources and currently have limited prospects of raising additional capital at least until we consummate a business combination. Even assuming we successfully consummate a business combination with a suitable target company, we may not be able to raise any additional capital that may be needed in any public or private offering of our securities, or secure debt through banks or other lenders.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with a single stockholder and sole director and officer may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a registration statement on Form 10, thereby registering its common stock pursuant to Section 12(g) of the Exchange Act with the SEC. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after its filing. The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market for a relatively limited number of suitable target companies with which to consummate a successful business combination.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition candidate.

The success of our plan of operations will depend to a great extent on the operations, financial condition and management of the target company. While our current management intends to seek a business combination with a target company having an established operating history, we may not be successful in locating suitable target companies meeting such criterion. In the event we complete a business combination, the success of our operations may be largely or almost completely dependent upon management of the target company and numerous other factors beyond our control.

We may consider a business combination with a target company which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop one or more new products or services, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Moreover, ally target business that is selected may be financially unstable, in the early stages of development or growth, including businesses without established records of sales or earnings, or businesses in an industry characterized by a high level of risk. In that event, we will be subject to various risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies, which may include the need to raise substantial additional capital, borrow money, secure expensive or hard to obtain materials, delays in getting products or services to market, increased competition from larger companies or other competitors who are able to attract funding, and the need for additional or different personnel to bring the business to the next level of development.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, our current management, currently consisting only of Mr. Coulson, anticipates devoting very limited time to the Company’s affairs. Mr. Coulson has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. He also is engaged in significant other business activities that demand the majority of his time and attention. This limited commitment on his part may adversely impact our ability to identify and conduct due diligence on a target company and negotiate and consummate a successful business combination.

In addition, due to our limited capital available for investigation and due diligence, limited personnel and the relative lack of information that may be available regarding private companies, we may not discover or adequately evaluate all adverse facts about a target company.

Management has no prior experience as the director or officer of a blank check company or development stage public company.

Our sole director and officer, Mr. Coulson, has no prior experience serving as a director or officer of a blank check or development stage public company with the business purpose of acquiring a target business. The inexperience of Mr. Coulson and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely affect our ability to identify and consummate a successful business combination.

There may be conflicts of interest between management and other stockholders of the Company.

Currently, our sole director and officer, Mr. Crocker Coulson, is also our sole stockholder. However, it is likely that at some time in the future, either before or after a business combination, we will have other minority stockholders. As a result of this conflict of interest, management may have an incentive to act in a manner that is in its best interest, which could be adverse to the interests of any other stockholders of the Company. For example, a conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.

Mr. Coulson is also the director, officer and sole stockholder of CCG Financial Advisors (Hong Kong) Ltd., a company that advises private companies in China how to become public companies in the United States. Through such entity, Mr. Coulson is compensated for such advisory services, in which stockholders of the Company do not and will not share. It is likely that some of the other company’s Chinese private company clients will be offered the opportunity to engage in a business combination with the Company. Accordingly, Mr. Coulson may be regarded as having a conflict of interest in promoting a business combination with a client of this other company, due to his pecuniary interest in both aspects of the relationship. It is also possible that his objectivity in evaluating the suitability of a target company for a business combination with the Company could be affected by this circumstance.

Mr. Coulson is also an officer and principal stockholder of CCG Investor Relations, a company that provides investor relations services to private and public companies. Through such entity, Mr. Coulson is compensated for such investor relations services, in which stockholders of the Company do not and will not share. It is likely that a target company which engages in a business combination with the Company would be offered investor relations services through such other company. Accordingly, Mr. Coulson may be regarded as having a conflict of interest in promoting a business combination with a client of this other company, due to his pecuniary interest in both aspects of the relationship.

         Mr. Coulson is causing a registration statement on Form 10 to be filed by China Rising II, Inc., another company he controls, which has a virtually identical business model to the business model of the Company. Mr. Coulson may cause other such companies to be established. Accordingly, Mr. Coulson will be able unilaterally to decide whether a target company engages in a business combination with the Company, any other similar company Mr. Coulson controls or another entity.

Minority stockholders will likely not have a vote in approving a business combination.

Currently, our sole director and officer is also our sole stockholder. However, it is likely that at some time in the future, either before or after a business combination, we will have other minority stockholders. Decisions as to which target companies to pursue will be unilaterally made by our management. Depending upon how any business combination is structured, the transaction may be approved by our board of directors without the approval of our stockholders.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly and we are likely to incur losses which may adversely affect our ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited time that management will devote to the Company may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price. Additionally, as a “smaller reporting company” we are scheduled to become subject during 2010 to an additional requirement under the Sarbanes-Oxley Act that our auditors begin to audit our internal controls. Whether or not we maintain effective internal controls, any requirement that our auditors audit our internal controls will add substantial additional expense.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a business combination with certain private target companies.

Target companies that fail or are unwilling to be prepared to comply with SEC reporting requirements may delay or preclude their acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare these statements may significantly delay or even preclude the consummation of a business combination even assuming a suitable target company is identified.  Suitable target companies that do not have or are unable to obtain the required audited financial statements may be inappropriate for a business combination with us so long as we are subject to the reporting requirements of the Exchange Act.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. However, if we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and additional compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act. A violation of the provisions of the Investment Company Act, or the rules and regulations thereunder, could subject us to material adverse consequences.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure a business combination to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on the consideration received in the business combination. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various U.S. federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. However, a business combination may not meet the statutory requirements of a tax-free reorganization or the parties may not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the business combination.

Depending upon the nature, size and type of target company with which we may consummate a business combination, we may not be able to attract the attention of major brokerage firms even following the acquisition.

Given our limited financial resources, operating history and experience in the business of operating a blank check company for the purpose of engaging in a business combination with a private target company, it is likely that, even if we are able to consummate a business combination, securities analysts of major brokerage firms may not provide coverage of our Company.  There may be little incentive to brokerage firms to recommend the purchase of our Common Stock because of limited trading, low stock price or various other factors.

Even following a business combination, our Common Stock may not be listed on NASDAQ or any other stock exchange.

Following a business combination, we may seek the listing of our Common Stock on NASDAQ or the NYSE AMEX. However, we may not be able to meet the initial listing standards of either of those or any other stock exchange, or be able to maintain a listing of our Common Stock on either of those or any other stock exchange. After completing a business combination and until our Common Stock is listed on the NASDAQ or another stock exchange, we expect that our Common Stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the “pink sheets”, where our stockholders may find it more difficult to effect transaction in our Common Stock or obtain accurate quotations as to the market value of our Common Stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by such rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or effecting transactions in our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Special Risks Relating to Operations in China Following a Business Combination

Any potential business combination with a foreign target company may subject us to additional significant risks.

            We intend to focus on consummating a business combination with a target company that is located or operates exclusively or primarily in China.  If we enter into a business combination with a foreign target company, we will be subject to risks inherent in business operations outside the United States. These risks include but are not limited to geopolitical concerns, currency fluctuations, currency exchange controls, restrictions on repatriating foreign-derived profits to the United States, inflation, local regulatory compliance, punitive tariffs, unstable local tax policies, trade embargoes, import and export license requirements, trade restrictions, greater difficulty collecting accounts receivable and longer payment cycles, unfamiliarity with local laws and regulations, differing legal standards in enforcing or defending our rights in courts or otherwise, less favorable intellectual property protection than is provided in the United States, changes in labor conditions,  difficulties in staffing and managing international operations, difficulties in finding personnel locally who are capable to complying with the requirements of reporting by a U.S. reporting company, risks related to shipment of raw materials and finished goods across national borders, and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross domestic product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency and balance of payments positions, and in many other respects.

            In addition, in the event of disputes that arise with the directors, officers, employees or agents of target companies, or other entities, located outside the United States, including without limitation China, we may face difficulties in executing service of process to litigate or arbitrate those disputes, These difficulties may arise as a result of local laws inhibiting or restricting service of process, unwillingness of local process servers to serve process on behalf of foreign claimants, the difficulty in locating the individuals to be served or for other reasons. Our inability to serve process in any such dispute could restrict or prevent us front being able to recover a monetary judgment or be granted equitable relief to redress our claims.

The Chinese government exerts substantial influence over business activities.

                We will be dependent on relationships with the local government in the provinces in which any target company operates in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China through a target company that we acquire may be harmed by changes in China’s laws and regulations, including those relating to taxation, environmental regulations, land use rights, real property, intellectual property and other matters. We intend that the operations of any target company that we acquire will be conducted in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China generally or particular regions thereof, and could have an adverse impact on our business prospects, results of operations and financial condition.

Our future operations and assets in China will be subject to significant political and economic uncertainties.

                Through any target company that we may acquire, our operations in China may be adversely affected by the political environment in China.  China has operated as a socialist and Communist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of China may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in China, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. These effects could substantially impair our business, profits or prospects in China. Moreover, economic reforms and growth in China have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of China.

                Changes in Chinese laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies, or it may significantly alter its policies from time to time without notice.

After a business combination is consummated, we expect to derive virtually all of our revenues from China and we are therefore susceptible to the strength of the Chinese economy.

                After a business combination is consummated, we expect to derive virtually all of our revenues from China. Any significant decline in the condition of the Chinese economy could adversely affect consumer demand of our services, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business after a business combination is consummated, including limiting our ability to convert Chinese currency into foreign currencies and, if the Chinese currency were to decline in value, reducing our revenue in U.S. dollar terms.

                Our reporting currency is the U.S. dollar and our proposed operations following a business combination will use both the U.S. dollar and the Chinese Renminbi (“RMB”) as its functional currencies. We are subject to the effects of exchange rate fluctuations with respect to either of these currencies.  For example, the value of the RMB depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of RMB to the U.S. dollar had generally been stable and the RMB had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of RMB to the U.S. dollar. Under the new policy, RMB may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of RMB against the U.S. dollar. The RMB may not remain stable against the U.S. dollar or any other foreign currency.

                The income statements of our operations in China will be translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

                Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange (“SAFE”), which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of RMB in the future. Because a significant amount of our future revenue may be in the form of RMB, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in RMB to fund any business activities outside of China or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

Inflation in China may inhibit economic activity in such places and adversely affect our operations.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation which have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. Because of a strong currency, a large trade surplus, strong domestic growth and increasing wages, China is currently experiencing inflationary pressures, despite the global economic crisis.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action which could inhibit economic activity in China generally, and thereby adversely affect our future business operations and prospects in China.

Chinese currency is not freely convertible, which may limit our ability to obtain financing for expansion on favorable terms, and may limit our ability to pay dividends in the future.

The RMB is not a freely convertible currency at present and, based solely on our understanding of the news that is widely and publicly available, it does not appear that the RMB will become a freely convertible currency in the foreseeable future.  Some, and perhaps a significant amount, of the revenue generated by our future operations in China will be paid in RMB, which may need to be converted to other currencies, primarily U.S. dollars, and remitted outside China from time to time.  The Chinese government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in China have significantly reduced the government’s control over routine foreign exchange transactions under current accounts.

SAFE regulates the conversion of RMB into foreign currencies. Effective July 1, 1996, foreign currency "current account" transactions by foreign investment enterprises are no longer subject to the approval of SAFE, but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996. "Current account" items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a "current account" transaction. Other non-current account items, known as "capital account" items, remain subject to SAFE approval. Under current regulations, we believe that we can obtain foreign currency in exchange for RMB from swap centers authorized by the Chinese government. However, any foreign currency shortages or changes in currency exchange laws and regulations by the Chinese government could prevent us from freely converting RMB in a timely manner or at all, as needed.

Future fluctuation in the value of the RMB may negatively affect our ability to convert our return on operations to U.S. dollars in a profitable manner.

In recent years, the value of the RMB has appreciated significantly against the U.S. dollar.  Many countries, including the United States, have argued that the RMB is artificially undervalued due to China’s current monetary policies and have pressured China to allow the RMB to float freely in world markets.  If any devaluation of the RMB were to occur in the future, our returns on our operations in China, to the extent they are paid in RMB, will be negatively affected upon conversion to U.S. dollars. Conversely, although we will attempt to have certain future payments to us paid in U.S. dollars to mitigate against the foregoing risk, any increase in the value of the RMB in the future would increase the cost of purchasing goods or services within China when we convert U.S. dollars to RMB to pay for such items.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

China’s legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. China does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China’s regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives. We may not be able to enforce any legal rights we may have under our contracts or otherwise. Our failure to enforce our legal rights may have a material adverse impact on our operations and financial position, as well as our ability to compete with other companies in our industry.

We may have limited legal recourse under Chinese law if disputes arise with third parties.

                The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, mergers and acquisitions, intellectual property, commerce, taxation and trade. However, China’s experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies and other instrumentalities of the Chinese government or those acting on its behalf, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

                We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We intend to inform our personnel that such practices are illegal. However, if our employees or other agents were to engage in prohibited conduct anyway we might be held responsible and could incur severe penalties.

We may have difficulty establishing adequate management, legal and financial controls in China.

                China historically has been deficient in Western-style management and financial reporting concepts and practices, as well as in modern banking and other control systems. We may have difficulty in hiring and retaining a sufficient number of locally-qualified employees to work in China who are capable of satisfying the obligations of a U.S. public reporting company. As a result of these factors, we may experience difficulty in establishing adequate management, legal and financial controls (including internal controls over financial reporting), collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices in China that meet U.S. standards as in effect from time to time.

Risks Related to our Stockholders and Shares of Common Stock

We are currently controlled by our sole director and officer, who is also our sole stockholder.

At present, our sole director and officer, Mr. Coulson, beneficially owns and can vote 100% of the issued and outstanding Common Stock of the Company.  Consequently, he has the ability to effect total control of the operations of the Company and, even if additional shares of our Common Stock are sold prior to the consummation of a business combination, he will likely have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

  Electing our entire board of directors, which currently consists of only Mr. Coulson;
  Removing directors;
  Amending our certificate of incorporation and bylaws;
  Approving a business combination with an acquisition candidate; and
  Adopting measures that could delay or prevent a change in control or impede a merger, takeover or other business combination of the Company.

This concentration of ownership and management by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our Common Stock.

Our stockholders will likely have a minority interest in the Company following a business combination.

If we enter into a business combination with a target company with a value in excess of the value of our Company and we issue shares of our Common Stock to the stockholders of the target company as consideration for entering into the business combination with us, both of which are likely, our stockholders will likely own less than 50% of the Company after the business combination is consummated.

In addition, if a business combination were structured to take advantage of certain provisions of the Code applicable to "tax free" business combination, our then-existing stockholders in the aggregate would in such circumstances retain 20% or less of the total issued and outstanding shares of the Company on the consummation of the business combination. In either event, the stockholders of the target company would therefore be able to control the election of our board of directors and our Company.

The Company expects to issue more securities in a business combination, which will result in substantial dilution to all stockholders prior to such issuance.

The Company's Certificate of Incorporation authorizes the Company to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock, par value $.0001 per share (the "Preferred Stock"). Any business combination effected by us is likely to result in the issuance of additional securities and substantial dilution in the percentage of the equity held by our then existing stockholders. Moreover, the Common Stock or Preferred Stock issued in any business combination may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of the equity held by our then existing stockholders. Our board of directors, which currently consists of only Mr. Coulson, has the power to issue any or all of such authorized but unissued shares without stockholder approval.

We may issue Preferred Stock with rights and preferences superior to those of our Common Stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our board of directors, which currently consists of only Mr. Coulson. Accordingly, our board of directors may issue, without stockholder approval, Preferred Stock in a business combination or otherwise. The Preferred Stock could carry dividend, liquidation, conversion, voting and/or other rights which may be superior to the rights of the holders of our Common Stock and which could adversely affect the voting power or other rights of the holders of our Common Stock. Although we have no present intention to issue any shares of Preferred Stock, our intentions are subject to change and we might issue Preferred Stock in the future.

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock.  Furthermore, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with a target company and the Company thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).  Therefore, outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and federal or applicable state securities laws or regulations. Stockholders may rely on the exemption from registration provided by Rule 144 under the Securities Act (“Rule 144”), the primary requirements of which are the following: (i) one year has elapsed since the consummation of a business combination with a private company pursuant to which the Company ceased to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and certain information on a Current Report on Form 8-K has been disclosed within four business days following such date; and (ii) the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock. Compliance with the criteria for securing exemptions under federal securities laws and applicable state securities laws is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since shares of our Common Stock issued prior to a business combination cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of our Common Stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of a resale registration statement, the occurrence of subsequent events may preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of shares of our Common Stock in the hands of our stockholders.

In addition, the SEC has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a total market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities.  The SEC has taken the position that  these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

Under these guidelines, it appears that the SEC in most cases will permit a registration for resale of up to one-third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.  Since, following a business combination, we may have little or no tradable shares of our Common Stock, it is unclear as to how many, if any, shares of our Common Stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following business combinations with shell companies such as the Company. However, the SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of Common Stock to be registered in such registration statement.  The result of the foregoing is that a stockholder’s liquidity in our Common Stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

It is likely that our Common Stock will be considered a “penny stock”, which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock may be deemed to be “penny stock” as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We have never paid dividends on our Common Stock and do not intend to do so in the foreseeable future.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized to investigate and, if such investigation warrants, negotiate and consummate a business combination with a target company. We will look for potential target companies in a broad range of industries and we may engage in a business combination with any type of business. We intend to focus on target companies that are located or operate exclusively or primarily in China, although, under certain circumstances, we would consider a business combination with a company located or operating in a different country.

Our principal strategic objective for the next 12 months and beyond will be to achieve long-term growth potential and stockholder value through a business combination with a target company, rather than focusing on short-term earnings by operating a business of our own. If a business combination is consummated, we expect that there will be a change of control of the Company.

We do not currently engage in any business activities that generates revenues.  During at least the next 12 months, unless we complete a business combination sooner, we anticipate incurring costs primarily related to:

  preparing and filing Exchange Act reports;
  identifying, investigating and conducting due diligence on target companies; and
  negotiating, structuring, documenting and consummating a business combination.

We believe that we will be able to meet these costs through cash on hand and additional amounts, as may be necessary, to be loaned by or invested in us by our stockholders, management and/or others. Currently, however, our ability to continue as a going concern is dependant upon out ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependant on our ability to find a suitable target company and enter into a business combination. Management's plan includes obtaining additional funds through a combination of sales of our equity securities before, contemporaneously with, or following, the consummation of a business combination; and borrowings, although we do not believe that we will be eligible to borrow funds from a bank until at least a business combination is consummated. However, additional funding may not be available on terms that are favorable to us or at all.

           The Company is in the development stage and has not generated any revenues from operations to date. It is not likely that we will generate any revenues until at least a business combination has been consummated. Even following a business combination, we may not generate any revenues or revenues may not be sufficient to meet our expenses. We may consider a business combination with a target company which itself has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop one or more new products or services, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.

   Moreover, any target business that is selected may be financially unstable or in the early stages of development or growth, including businesses without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with a target company in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target company, we may not ascertain or assess all significant risks.

             The foregoing considerations raise substantial doubt about our ability to continue as a going concern.  We are currently planning on devoting the vast majority of our efforts to identifying, investigating and conducting due diligence on target companies; and negotiating, structuring, documenting and consummating a business combination. Our long-term ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, complete a business combination and, thereafter, achieve profitable operations.

  We expect that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded company. Such perceived benefits of becoming a publicly traded company include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, mergers, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult, complex and expensive.

  The company intends to rely on loans from Mr. Coulson to meet its obligations, consisting primarily of payables to professional advisors, until such time as the Company becomes profitable.

  We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

  Item 3. Properties.

  The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no charge.  The Company does not intend to make investments or acquire interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities, unless they are incidental to, and part of, a business combination.

  Item 4. Security Ownership of Certain Beneficial Owners and Management.

  The following table sets forth, as of September 30, 2010, the number of shares of our Common Stock owned of record and beneficially by all directors, executive officers and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company:

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers:

Crocker Coulson (1)	500,000	100.0%
1325 Avenue of the Americas, Suite 2800
New York, NY 10019

All Directors and Executive Officers as a group (1 person)	500,000	100.0%

   (1) Mr. Coulson currently serves as the sole director and officer of the Company.

  Item 5. Directors and Executive Officers.

            Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Crocker Coulson	46	Director, Chief Executive Officer and Chief Financial Officer

                  Crocker Coulson has served since 2004 as the president of CCG Investor Relations (“CCGIR”), a privately-owned company providing investor relations and strategic communications services to private and public companies. He joined CCGIR in 1999 and previously served as an associate and account executive. Mr. Coulson is currently a director and the majority stockholder of CCGIR.  Mr. Coulson is also the Chief Executive Officer, sole director and sole stockholder of CCG Financial Advisors (Hong Kong), Ltd., a privately-owned company providing financial advisory and consulting services to privately-owned companies in the PRC who are considering going public. Mr. Coulson graduated summa cum laude from Yale University in 1986 and was a Fulbright Scholar at the Freie Universitat in Berlin, Germany in 1988.

  During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business.

            Our sole director, officer and stockholder, Crocker Coulson, has had no prior blank check company experience. However, he is causing a registration statement on Form 10 to be filed by another company he controls, China Rising II, Inc., which has a virtually identical business model to the business model of the Company.

  Item 6. Executive Compensation.

  The Company’s sole officer has not received any cash or other remuneration since inception. He will not receive any remuneration until the consummation of a business combination.  No remuneration of any nature has been paid for services rendered by a director in such capacity. Our sole director and officer intends to devote limited time to our business affairs.

  It is possible that, after the Company successfully consummates a business combination with a target company, that entity may desire to employ or retain members of our then-current management for the purposes of providing services to the Company. However, the offer of any post-transaction employment to members of management will not be a consideration in the Company’s decision whether to undertake any proposed transaction.

  No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company.

  Because we have only one director, the Company does not have standing audit, compensation and corporate governance committees, or committees performing similar functions. The Company anticipates that in connection with a business combination, an appropriate committee structure would be implemented to comply with SEC and/or stock exchange requirements.

  Item 7. Certain Relationships and Related Transactions, and Director Independence.

  Our sole director, officer and stockholder, Crocker Coulson, anticipates devoting very limited time to the Company’s affairs. He also is engaged in significant other business activities that demand the majority of his time and attention. This limited commitment on his part may adversely impact our ability to identify and conduct due diligence on a target company and negotiate and consummate a successful business combination. Mr. Coulson’s other business activities could give rise to conflicts of interest.

  Mr. Coulson is the director, officer and sole stockholder of CCG Financial Advisors (Hong Kong), Ltd., a company that advises private companies in China how to become public companies in the United States. Through such entity, Mr. Coulson is compensated for such advisory services, in which stockholders of the Company do not and will not share. It is likely that some of the other company’s Chinese private company clients will be offered the opportunity to engage in a business combination with the Company. Accordingly, Mr. Coulson may be regarded as having a conflict of interest in promoting a business combination with a client of this other company, due to his pecuniary interest in both aspects of the relationship. It is also possible that his objectivity in evaluating the suitability of a target company for a business combination with the Company could be affected by this circumstance.

  Mr. Coulson is also an officer and principal stockholder of CCG Investor Relations, a company that provides investor relations services to private and public companies. Through such entity, Mr. Coulson is compensated for such investor relations services, in which stockholders of the Company do not and will not share. It is likely that a target company which engages in a business combination with the Company would be offered investor relations services through such other company. Accordingly, Mr. Coulson may be regarded as having a conflict of interest in promoting a business combination with a client of this other company, due to his pecuniary interest in both aspects of the relationship.

            Mr. Coulson, has had no prior blank check company experience. However, he is causing a registration statement on Form 10 to be filed by China Rising II, Inc., another company he controls, which has a virtually identical business model to the business model of the Company. Mr. Coulson may cause other such companies to be established. Accordingly, Mr. Coulson will be able unilaterally to decide whether a target company engages in a business combination with the Company, any other similar company Mr. Coulson controls or another entity.

  Item 8. Legal Proceedings.

  There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

  Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

  Our Common Stock is not trading on any stock exchange. We are not aware of any market activity in our Common Stock since its inception through the date of this filing.  As of  September 30, 2010, there was one record holder of our Common Stock.

  We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the execution of our business model.

   We have not authorized the issuance of, or issued, any securities under a retirement, pension, profit sharing, stock option or other equity compensation plans.

  Item 10. Recent Sales of Unregistered Securities.

  On May 7, 2010, the Company offered and sold an aggregate of 500,000 shares of our Common Stock to  Crocker Coulson, for an aggregate purchase price of $5,000. No securities have been issued for services. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

  Item 11. Description of Registrant’s Securities to be Registered.

                  This description of our securities is a summary only of certain provisions contained in our Certificate of Incorporation and is qualified in its entirety by reference to the complete terms contained therein.

  The Company’s Certificate of Incorporation authorizes the Company to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock.  As of September 30, 2010, 500,000 shares of our Common Stock and no shares of our Preferred Stock were issued and outstanding.

  Common Stock

  All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.  Presently, Mr. Coulson is our only director and holder of our Common Stock.

  Preferred Stock

  Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of any such issuance, and subject to specific terms negotiated between the Company and the holders of Preferred Stock, the Preferred Stock could also be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future. Presently, Mr. Coulson is our only director.

   Debt Securities

  As of the date of this registration statement, we have not issued any debt securities.

  Warrants

  As of the sate of this registration statement, we have not issued any warrants, options or other securities which are convertible into or exercisable for shares of our Common Stock or Preferred Stock.

  Other Securities to Be Registered

  We are not registering any securities other than our Common Stock in this registration statement.

  Item 12. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

  The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants us the power to indemnify.

  The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

    any breach of the director's duty of loyalty to the corporation or its stockholders;
    acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    payments of unlawful dividends or unlawful stock repurchases or redemptions; or
    any transaction from which the director derived an improper personal benefit.

  The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

  Item 13.  Financial Statements and Supplementary Data.

  Set forth below is a list of our audited financial statements included in this registration statement on Form 10.

  *Page F-1 follows page 22 of this registration statement.

  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

  There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

  Item 15. Financial Statements and Exhibits.

                 (a) Financial Statements.

  The financial statements included in this registration statement on Form 10 are listed in Item 13 and commence following page 22 of this registration statement.

  (b)  Exhibits.

Exhibit No.	Description

3.1*	Certificate of Incorporation.
3.2*	Bylaws.

* Previously filed.

  SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

  Date:      October 5, 2010                                                                                         CHINA RISING I, INC.

                                                                                                                  By    /s/ CROCKER COULSON

                                                                                                                       Crocker Coulson

                                                                                                                       Chief Executive Officer

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Shareholders of
  China Rising I, Inc.
  New York, NY

  We have audited the accompanying balance sheet of China Rising I, Inc, a development stage enterprise, (“the Company”) as of June 30, 2010 and the related statements of operations, stockholders' equity, and cash flows for the period February 16, 2010 (inception) to June 30, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and the results of its operations and its cash flows for the period February 16, 2010 (inception) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3, the Company has no operations since its inception and has not yet established any source of revenues.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   /s/ Bernstein & Pinchuk LLP

  New York, NY

  July 20, 2010

China Rising I, Inc.
(A Development Stage Enterprise)
Balance Sheet

June 30,
2010
ASSETS
Current Assets
Cash and cash equivalents	$ 5,000
Total Current Assets	5,000

$ 5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities	$ -

Total Current Liabilities	-

Stockholders' Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized,
none issued.	-
Common stock, $0.0001 par value, 100,000,000 shares authorized,
500,000 shares issued and outstanding	50

Additional paid-in capital	4,950
Accumulated deficit during development stage	-
Total Stockholders' Equity	5,000
$ 5,000

See Notes to Financial Statements

China Rising I, Inc.
(A Development Stage Enterprise)
Statements Of Operations

February 16, 2010
(Inception) to
June 30, 2010

Revenue	$ -

General and administrative expenses	-

Net loss from operations	-

Income tax expense	-
Net loss	$

Basic and diluted loss per share	$ -
Weighted average common shares outstanding	500,000

See Notes to Financial Statements

China Rising I, Inc
(A Development Stage Enterprise)
Statements Of Changes In Stockholders' Equity

				Accumulated
				Deficit
	Common stock		Additional	During Development	Total Stockholders
	Shares	Amount	Paid-in capital	Stage	Equity
Isurance of common stock for cash at $.0001 per share	500,000	$ 50	$ 4,950	$ -	$ 5,000
					-
Net loss					-
Balance as of June 30, 2010	500,000	$ 50	$ 4,950	$ -	$ 5,000

See Notes to Financial Statements

China Rising I, Inc.
(A Development Stage Enterprise)
Statements Of Cash Flows

February 16, 2010
Inception to
June 30, 2010

Cash flows from operating activities
Net loss	$ -
Adjustments to reconcile net loss to net cash used
in operating activities
Change in operating liabilities

Net cash used in operating activities	-

Cash flows from financing activities
Proceeds from sales of common stock	5,000

Net cash provided by financing activities	5,000

Net (decrease) increase in cash	5,000

Cash and Cash equivalents at beginning of period	-

Cash and Cash equivalents at end of period	$ 5,000

See Notes to Financial Statements

  China Rising I, Inc.

  (A Development Stage Enterprise)

  NOTES TO FINANCIAL STATEMENTS

  1.             ORGANIZATION AND DESCRIPTION OF BUSINESS

  China Rising I, Inc. (the “Company”) was incorporated in the State of Delaware on February 16, 2010. Since inception, the Company has been engaged primarily in organizational efforts. The Company was organized was organized to identify and evaluate and, if such evaluate warrants, negotiate and consummate a business combination with a target company. The Company will look for potential target companies in a broad range of industries and may engage in a business combination with any type of business. The Company intends to focus on target companies that are located or operate exclusively or primarily in the People’s Republic of China, although, under certain circumstances, it would consider a business combination with a company located or operating in a different country. If a business combination is consummated, it is expected that there will be a change of control of the Company.

  2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

  The Company’s financial statements are prepared using the accrual method of accounting. The Company’s fiscal year ends on December 31.

  Development Stage Enterprise

  The Company complies with Accounting Standards Codification (“ASC”) 915-235-50 and Securities and Exchange Commission Act Guide 7 for it’s characterization of the Company as an exploration stage enterprise

  Cash and Cash Equivalents

  The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income Taxes

  Income taxes are provided in accordance with Standard Accounting Codification 740-10-05  , Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled.  Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.  Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

  Net Loss Per Share

  Basic and diluted loss per common share is computed on the basis of the weighted-average number of common shares outstanding during the period.  There were no potentially issuable common stock equivalents outstanding at June 30, 2010.

  Recent Accounting Pronouncements

  In February 2010, the FASB revised the authoritative guidance related to subsequent events.  The Company is required to evaluate subsequent events through the date the financial statements are issued.  The Company is not required to disclose the date through which subsequent events have been evaluated.  This guidance was effective upon issuance for the Company for the period ended June 30,  2010.  Since this guidance is not intended to significantly change the current practice of reporting subsequent events, it did not have an impact on the Company’s results of operations, cash flows or financial position.

  Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements

  3.             GOING CONCERN

  The Company is a development stage enterprise with minimal operating history.  It has not yet been able to execute its business plan.  This situation raises substantial doubt about its ability to continue as a going concern, and could lead to discontinuance of operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination with a target company. This may result in the Company’s incurring a net operating loss that will increase unless the Company consummates a business combination with a profitable business. No assurance can be given that the Company will be able to identify a suitable target company and consummate a business combination, or that any such target company will be profitable at the time of a business combination or ever.

  4.             INCOME TAX

  Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

  5.             STOCKHOLDERS’ EQUITY

  The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, consisting of 100,000,000 shares designated as common stock, with a par value of $0.0001 per share (the “Common Stock”) and 10,000,000 shares designated as preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”). The board of directors is authorized to designate one or more series and to designate relative preferences, limitations and rights of any preferred stock that may be issued.

  On May 7, 2010, the Company issued 500,000 shares of Common Stock to the sole officer for total cash proceeds of $5,000.

  6.             SUBSEQUENT EVENTS

  The Company evaluated events subsequent to June 30, 2010 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were issued and concluded that there are no significant or material transactions to be reported.